Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
THE PRICELINE GROUP INC.
________________________________________
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
________________________________________
THE PRICELINE GROUP INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.    Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“FIRST: The name of the Corporation is: Booking Holdings Inc. (hereinafter, the "Corporation")”

2.    The amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.    This Certificate of Amendment will become effective when filed with the Secretary of State of the State of Delaware.

(Signature Page Follows)

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this 21st day of February 2018.

THE PRICELINE GROUP INC.

By:    /s/ Peter J. Millones
Name:    Peter J. Millones
Title:    Executive Vice President, General Counsel and
Secretary